AGREEMENT


     This Agreement is made as of the 28th day of February, 1995 by and among AEL Industries, Inc., a Pennsylvania corporation ("Company") and Dr. Leon Riebman and Claire E. Riebman (collectively the "Riebmans").

                                  BACKGROUND:

     A. The Board of Directors ("Board") of the Company has appointed a committee of the Board known as the Long Range Planning Committee ("LRPC") for the purpose of considering strategic alternatives for the Company in view of recent and significant developments and consolidations in the defense industry. Among other possibilities, the LRPC considered whether the Company should remain independent. That alternative may entail a search for a new Chief Executive Officer. The LRPC also took into account the right of the Riebmans either to transfer their Company stock to family members or to sell only their Company stock to a person who may not wish to purchase the Company stock held by other shareholders. The LRPC also addressed the practical difficulties of consummating a sale of the Company on terms which may not be acceptable to the Riebmans as controlling shareholders.

     B. After assessing the implications of maintaining the Company's independence and these other factors, the LRPC decided, because of its belief that it could thereby perform its duty to realize for the shareholders of the Company ("Shareholders") the best value reasonably available, to pursue the following course of action: (i) the negotiation of an arrangement with the Riebmans concerning their voting control of the Company in anticipation of a possible sale of the Company and (ii) the negotiation of an arrangement with Dr. Riebman regarding his future relationship with the Company.

     C. A sale of the Company may be effected by a "Business Combination" which shall mean (i) a sale of all or substantially all of the assets of the Company in one transaction or a series of related transactions; (ii) the acquisition by a person or group of persons acting in concert of the beneficial ownership of more than eighty percent of the issued and outstanding shares of "Class A Stock" and "Class B Stock" (each as herein defined); (iii) a merger or consolidation of the Company with another entity; or (iv) any transaction having like effect. An agreement providing for a Business Combination is referred to as a "Business Combination Agreement".

     D. The LRPC has engaged an investment banking firm, an employee benefits consultant and independent legal counsel to serve as its advisors in connection with these matters.

     E. The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock, par value $1.00 ("Class A Stock") of which 3,358,211 shares are issued and outstanding; 440,000 shares of Class B Common Stock, par value $1.00 ("Class B Stock") of which 434,717 shares are issued and outstanding; and 200,000 shares of Preferred Stock, par value $1.00, none of which are issued and outstanding.

     F. The holders of Class B Stock have the exclusive voting power with respect to matters submitted to the Shareholders except as to any matter directly affecting the rights and privileges of Class A Stock or as otherwise required by law.

     G. Since the Riebmans collectively own (as tenants by the entireties with right of survivorship) approximately 55% of the total voting power of Class B Stock, they possess effective voting control of the Company. The Shareholders other than the Riebmans are called the "Public Shareholders".

     H. The LRPC believes that a Business Combination will be facilitated and value maximized for the Shareholders if (i) voting control of the Company is transferred to the "Voting Trustees" (as hereinafter defined) for the term of this Agreement and (ii) a predetermined allocation between the Riebmans and the Public Shareholders of the consideration paid in a Business Combination is agreed to by the LRPC with the Riebmans at this time by the issuance to the Riebmans of .75 shares of Class A Stock for each share of Class B Stock owned by them.

     I. The LRPC believes that, in order to accomplish this goal, it is in the best interests of the Company and the Public Shareholders for the Company to agree to issue to the Riebmans additional shares of Class A Stock in exchange for the transfer by the Riebmans of their voting control of the Company to the Voting Trustees for a period of time expected to be sufficient to complete a "Qualifying Business Combination" (as herein defined); provided, however, that such additional shares be held by the Voting Trustees and be returned to the Company for cancellation if a Qualifying Business Combination is not consummated as provided herein. It is the intent of the LRPC that all holders of Class A Stock and Class B Stock will be offered the same consideration and other terms for each share in connection with a Qualifying Business Combination.

     J. Dr. Leon Riebman and the Company have entered into an Employment and Retirement Agreement dated January 8, 1982, as amended on November 14, 1991 (collectively the "1982 Agreement") pursuant to which, among other things, Dr. Riebman may, but is not required to, provide consulting services to the Company.

     K. The LRPC believes that the Company's interests will be substantially enhanced by Dr. Riebman and the Company entering into an agreement which will (a) assure Dr. Leon Riebman's availability exclusively to the Company in the future, and (b) substantially improve the Company's rights with respect to the protection of proprietary information, intellectual property and restrictions on competition.

     L. The purpose of this Agreement is to set forth the terms and conditions of the arrangements which the LRPC, acting for the Company, has negotiated with (i) the Riebmans with respect to their voting control of the Company to the extent set forth in the "VT Agreement" (as herein defined) and a predetermined allocation between the Riebmans and the Public Shareholders of the proceeds of a possible Qualifying Business Combination; and (ii) Dr. Leon Riebman concerning his future relationship with the Company.

     NOW THEREFORE, in consideration of the premises set forth above and the covenants of the parties included herein, and intending to be legally bound hereby, the Company and the Riebmans agree as follows:

     I.   Term

          (a) The initial term of this Agreement ("Initial Term") shall be nine (9) months from the date hereof subject to extension, renewal, or termination as follows:

               (1) This Agreement shall be renewable for three additional months beyond the Initial Term ("First Renewal Term") (i) if written notice to this effect is given by the Company to the Riebmans not less than five days prior to the expiration of the Initial Term and (ii) not later than the last day of the Initial Term a payment is made by the Company to the Riebmans of One Hundred Thousand Dollars ($100,000) which shall be credited against, and reduce to that extent, the "Consulting Payments" (as herein defined) as contemplated in Section V(b) hereof in the chronological order thereof.

               (2) This Agreement shall be renewable for an additional three months beyond the First Renewal Term ("Second Renewal Term") (i) if written notice to this effect is given by the Company to the Riebmans not less than five days prior to the expiration of the First Renewal Term and
(ii) not later than the last day of the First Renewal Term a payment is made by the Company to the Riebmans of Three Hundred Thousand Dollars ($300,000) which shall be credited against, and reduce to that extent, the Consulting Payments as contemplated in Section V(b) hereof in the chronological order thereof.

               (3) If a Business Combination Agreement which contemplates a Qualifying Business Combination recommended by the LRPC has been executed by the Company at any time during the Initial Term, First Renewal Term or Second Renewal Term but "Shareholder Approval" of the "Proposal" (as each such term is herein defined) has not yet been obtained, the Initial Term, First Renewal Term or Second Renewal Term, as the case may be, shall automatically be extended, if it would have otherwise expired, until the earlier of (i) the consummation of the Qualifying Business Combination contemplated in such Business Combination Agreement ("Closing") or (ii) the termination of such Business Combination Agreement pursuant to the terms thereof unless such termination occurs in connection with a recommendation by the LRPC, in the exercise of its fiduciary duty, of an alternative Business Combination Agreement which contemplates a Qualifying Business Combination, in which event such alternative Business Combination Agreement shall be deemed to be a "Business Combination Agreement" for purposes of this Section I(a)(3). Any such automatic extension shall be subject to the provisions of Section I(a)(4) and I(a)(7) hereof.

               (4) If (i) the Initial Term or First Renewal Term has been automatically extended under Section I(a)(3) hereof and (ii) the Business Combination Agreement referred to therein has been terminated pursuant to the terms thereof, the Company shall have the right to renew this Agreement for one or two successive three month periods, as the case may be, commencing as of the expiration of the Initial Term or the First Renewal Term, as the case may be, as contemplated in Section I(a) (l) or Section I(a)(2), as appropriate, by giving the notice provided therein within fifteen (15) business days after the termination of such Business Combination Agreement and by making the requisite payment within three (3) business days thereafter which payment shall be deemed timely for purposes of Section I(a)(1) or Section I(a)(2), as appropriate. The exercise by the Company of its rights under this Section I(a)(4) as it relates to the First Renewal Term shall not abrogate the Company's rights under Section I(a)(2).

               (5) This Agreement may be terminated at the option of the Riebmans if (i) the "Voting Trustees" (as herein defined) materially breach the "VT Agreement" (as herein defined) and such breach is not cured within thirty days of their receipt of a written notice to this effect from the Riebmans, except in the event of a material breach by the Voting Trustees of Paragraph 5 6, 11 (first sentence) or 11(a) of the VT Agreement in which case this Agreement may be terminated immediately by written notice to this effect by the Riebmans or (ii) the Company materially breaches this Agreement or the 1995 Agreement (as herein defined) and such breach is not cured within thirty days of its receipt of a written notice to this effect from the Riebmans, except in the event of a material breach by the Company of Section IX(c) of this Agreement in which case this Agreement may be terminated immediately by written notice to this effect by the Riebmans.

               (6) This Agreement may be terminated at the option of the Company if (i) the Riebmans materially breach the "VT Agreement" (as herein defined) and such breach is not cured within thirty days of their receipt of a written notice to this effect from the Company, except in the event of a material breach by the Riebmans of Paragraph 6 or 10 of the VT Agreement in which case this Agreement may be terminated immediately by written notice to this effect by the Company or (ii) the Riebmans materially breach this Agreement or Dr. Leon Riebman materially breaches the 1995 Agreement and such breach is not cured within thirty days of their receipt of a written notice to this effect from the Company.

               (7) Unless this Agreement shall have previously expired or terminated, this Agreement shall terminate upon the earliest to occur of the following events: (i) immediately prior to the Closing under a Business Combination Agreement not inconsistent in any material respect with the terms of this Agreement which has been recommended by the LRPC and pursuant to which an opinion acceptable to the LRPC is issued to the Company by a nationally recognized investment banking firm with respect to the fairness, from a financial point of view, to the Shareholders of the consideration offered to them under such Business Combination Agreement ("Qualifying Business Combination") and which Qualifying Business Combination has been included in the Proposal as to which Shareholder Approval has been obtained; (ii) immediately following the conclusion of a meeting of Shareholders at which Shareholder Approval has been sought but not obtained of such Proposal; or (iii) November 28, 1996.

               (b) "Proposal" shall mean a single proposition submitted to the Shareholders consisting of: (1) ratification of this Agreement, the "VT Agreement", the "Participation Rights Agreement" and the "1995 Agreement" (as each term is herein defined) and (2) approval of a Qualifying Business Combination.

               (c) "Shareholder Approval" shall mean the approval and adoption of the Proposal by the affirmative vote of a majority of the votes cast respectively by: (1) the holders of shares of Class A Stock and (2) the holders of shares of Class B Stock, each voting as a class.

               (d) The withdrawal by the LRPC, in the exercise of its fiduciary duty, of its recommendation of a Business Combination Agreement, shall not, in and of itself, result in the reduction of the time period comprehended by the Initial Term, First Renewal Term, Second Renewal Term or any extension thereof.

     II.  Voting Trust Agreement

          (a) Concurrently with the execution of this Agreement, the Company, the Riebmans, and Messrs. Francis J. Dunleavy, Frederick R. Einsidler, Conrad J. Fowler and Leeam Lowin, as voting trustees ("Voting Trustees"), have executed a Voting Trust Agreement in the form attached hereto as Exhibit A ("VT Agreement") pursuant to which two separate trusts ("A" and "B") have been created. Certain provisions of the VT Agreement are summarized as follows for convenience only. The provisions of the VT Agreement shall exclusively govern the interpretation thereof.

          (b) The Riebmans have transferred to the Voting Trustees for allocation to the A and B Trusts all of the shares of Class A Stock and Class B Stock (and stock powers duly endorsed in favor of the Voting Trustees) owned by the Riebmans prior to the execution of this Agreement (the "Riebman Shares") and the Contingent Shares (and stock powers duly endorsed in favor of the Voting Trustees) so that the Voting Trustees possess voting power with respect to the Riebman Shares and the Contingent Shares, subject to the limitations stated in the VT Agreement.

          (c) The Voting Trustees have agreed to perform their duties in good faith, in a manner each reasonably believes to be in the best interest of the Company and the Shareholders and with such care including reasonable inquiry, skill and diligence as a person with ordinary prudence would use under similar circumstances.

          (d) The term of the VT Agreement shall be coextensive with the term of this Agreement.

          (e) In no event shall the Voting Trustees vote (which shall include action by written consent) the Riebman Shares or the Contingent Shares in a manner which is not consistent with the effectuation of the purpose of the VT Agreement as described in Paragraph B of the Background thereof.

          (f) The Voting Trustees shall vote for the election of two (2) persons nominated by Dr. Riebman or his personal representatives as directors of the Company. The Voting Trustees shall vote for the reelection as directors of the incumbent directors of the Company unless one or more of them determines not to seek re-election, resigns or dies. The Voting Trustees shall consult with the Riebmans prior to voting for the election of any other person as a director of the Company. The Voting Trustees shall assure that at all times a majority of the directors of the Company shall be "Independent Directors" (which term shall for the purposes of this Agreement and the VT Agreement mean a person who (i) is not an employee of or consultant to the Company; (ii) is not related by blood or marriage to either of the Riebmans; and (iii) in the reasonable determination of the LRPC, does not have a financial or other material relationship with either of the Riebmans which might influence the objectivity of his or her judgment as it relates to the best interests of the Company and the Shareholders). The Riebmans in their capacity as directors of the Company shall take such action as is appropriate to give effect to the foregoing sentence.

          (g) Upon the termination of the VT Agreement, the Riebman shares shall be delivered to the holder(s) of the Voting Trust Certificates issued with respect to the Riebman Shares.

          (h) The VT Agreement may not be amended or rescinded without the written consent of the Company, the Riebmans and a majority of the Voting Trustees unless there are at any time less than three Voting Trustees in which case all actions at such time shall require the unanimous approval of the Voting Trustees.

          (i) "Voting Trustees" shall include their respective successors.

     III. Contingent Issuance of Shares of Class A Stock

          (a) The Company has issued .75 shares of Class A Stock
("Contingent Shares") to the Riebmans for each share of Class B Stock owned by them and the Riebmans have concurrently transferred the Contingent Shares (and stock powers duly endorsed in favor of the Voting Trustees) to the Voting Trustees who shall hold them in the A Trust under the VT Agreement as otherwise in accordance with the terms thereof.

          (b) The VT Agreement provides, with respect to the Contingent Shares, among other things, that:

               (1) The Contingent Shares shall be held by the Voting Trustees until the earlier of the following:

                    (i) Immediately prior to the Closing under a Qualifying Business Combination included in the Proposal as to which Shareholder Approval has been obtained, in which event the Contingent Shares shall be delivered to the holder(s) of the voting trust certificate(s) issued with respect to the Contingent Shares, or

                    (ii) The expiration or termination of this Agreement for a reason other than as contemplated in Section III(b)(1)(i) hereof, in which event the Contingent Shares shall be delivered to the Company which shall thereupon cancel them without the payment of any consideration therefor.

               (2) The Contingent Shares shall be voted by the Voting Trustees in connection with the Proposal in the same proportion as the votes cast with respect to the Proposal by the other holders of shares of Class A Stock.

          (c) On the date hereof, Dillon, Read & Co. Inc. has issued an opinion to the LRPC and the Board with respect to the fairness, from a financial point of view, to the Public Shareholders of the issuance of the Contingent Shares pursuant to this Agreement.

     IV.  Undertakings by the Riebmans and Dr. Riebman

          (a) During the Initial Term, First Renewal Term, Second Renewal Term or any extension thereof, without the prior written consent of the Company, the Riebmans agree that they will not transfer or agree to transfer any interest in: (i) the Riebman Shares or (ii) their respective beneficial interests evidenced by voting trust certificates under the VT Agreement; provided that the executor(s) of the estates of either of the Riebmans may succeed to such interests and shall be bound by this Agreement and the VT Agreement; and provided further that the Riebmans may make donative transfers of such interests to and among themselves or to their issue so long as the donee(s) thereof agree(s) in writing to be bound by this Agreement and the VT Agreement.

          (b) During the Initial Term, First Renewal Term, Second Renewal Term or any extension thereof, the Riebmans agree that neither of them will acquire any additional shares of Class A Stock or Class B Stock except in connection with: (i) the exercise of options existing on the date hereof or (ii) the beneficial ownership of shares of Class A Stock or Class B Stock issued in respect of stock dividends or stock distributions hereafter declared.

          (c) At such times as requested by the LRPC, Dr. Riebman shall consult and cooperate with the LRPC in connection with its efforts to arrange for a Qualifying Business Combination.

     V.   1995 Agreement

          (a) Concurrently with the execution of this Agreement, the Company and Dr. Leon Riebman have executed a 1995 Agreement ("1995 Agreement") in the form attached hereto as Exhibit B. Certain provisions of the 1995 Agreement are summarized as follows for convenience only. The provisions of the 1995 Agreement shall exclusively govern the interpretation thereof.

          (b) The Company shall not be obligated to make the "Participation Payment" or the "Consulting Payments" (as therein defined) contemplated under Sections 8.F. and 4 of the 1995 Agreement unless the Contingent Shares shall have been delivered by the Voting Trustees to the holder(s) of the voting trust certificates issued with respect to the Contingent Shares pursuant to Paragraph 11(a) of the VT Agreement.

          (c) The Participation Payment contemplated in the 1995 Agreement shall be in consideration of various noncompetition and other undertakings made by Dr. Leon Riebman on the date hereof for the benefit of the Company in Section V of the 1995 Agreement.

          (d) Dr. Leon Riebman has on this date hereof agreed to hold himself available to the Company, whenever requested by the Company, to provide consulting services ("Consulting Services") for a three year period commencing upon the date ("Consulting Commencement Date") on which Dr. Riebman voluntarily retires from active employment with the Company, which shall in no event occur prior to the date on which this Agreement expires, as and to the extent requested by the Company in consideration of the payment (collectively the "Consulting Payments" and individually a "Consulting Payment") by the Company of Six Hundred Seventy-five Thousand Dollars ($675,000) as follows:

               1. Three Hundred Thousand Dollars ($300,000) payable on the Consulting Commencement Date.

               2. Two Hundred Twenty-Five Thousand Dollars ($225,000) payable on the first anniversary of the Consulting Commencement Date.

               3. One Hundred Fifty Thousand Dollars ($150,000) payable on the second anniversary of the Consulting Commencement Date.

     The Company shall not be obligated to make any of the Consulting Payments unless certificates representing the Contingent Shares shall have been delivered by the Voting Trustees to the holder(s) of the voting trust certificates representing the Contingent Shares pursuant to Paragraph 11(a) of the VT Agreement; provided that this provision shall not reduce or otherwise affect the Company's obligations under Section I(a)(1), I(a)(2) or I(a)(4).

     If on the date such payment is otherwise due, Dr. Riebman will not be available to provide Consulting Services for the forthcoming year, the Company shall have no obligation to make any additional Consulting Payments.

     Any payment(s) made by the Company pursuant to Sections I(a)(l), I(a)(2) or I(a)(4) hereof shall be credited against, and reduce to that extent, Consulting Payments in chronological order thereof.

          (e) The 1995 Agreement may not be amended or rescinded without the written consent of Dr. Riebman and the Company.

     VI.  Change in Control Payment

          The Corporation shall make a payment ("Change in Control Payment") to Dr. Leon Riebman in the amount of Five Hundred Thousand Dollars ($500,000) if (i) Closing occurs under a Qualifying Business Combination included within the Proposal as to which Shareholder Approval has been obtained; and (ii) Dr. Riebman's employment with the Company terminates thereafter for any reason, voluntary or involuntary.

     VII.  Business Combination

          The LRPC shall in good faith use all reasonable efforts to arrange for a Qualifying Business Combination but it shall not have any obligation to do so unless it deems the terms thereof to be in the best interests of the Company and the Shareholders. The LRPC shall have the right, in the exercise of its fiduciary duty, to withdraw its recommendation of a Business Combination Agreement. The Closing of a Qualifying Business Combination shall not occur within six months of the date hereof unless the Riebmans are advised in writing by their counsel that the sale by them of the Contingent Shares at such time will not expose them to liability under Section 16(b) of the Securities and Exchange Act of 1934.

     VIII.  Advancing Counsel Fees

        (a) Subject to the condition set forth in the following sentence, the Company shall pay the reasonable counsel fees and disbursements incurred by the Riebmans as parties to this Agreement, the members of the LRPC, the Voting Trustees, any director or officer of the Company, or any of them in the defense of any pending or threatened action, suit or proceedings whether by or in the right of the Company or otherwise, involving this Agreement or any Exhibit hereto (collectively "Proceeding") in advance of the final disposition of the Proceeding. The foregoing obligation of the Company is conditioned upon its prior receipt of an undertaking by such person or persons to repay the amount so advanced if it is ultimately determined by a court that such payment was not proper in the circumstances.

        (b) Except as provided in the following sentence, the Company shall have the right to engage one law firm ("Primary Counsel") to represent the Riebmans as parties to this Agreement, the members of the LRPC, the Voting Trustees, any director or officer of the Company, or any of them in connection with any Proceeding. The Company shall pay (and advance subject to the provisions of Section VIII(a) hereof) the reasonable fees and disbursements of separate counsel who may be selected by the Riebmans (and reasonably acceptable to the Company) to represent them in any Proceeding but only upon the following condition: the Primary Counsel shall advise the Company in writing that it is such Primary Counsel's opinion that the retention of separate counsel for the Riebmans is appropriate because (i) the representation of the Riebmans and the other persons described above by one law firm would involve a conflict of interest or (ii) there are separate and additional defenses available to the Riebmans which are not available to the other persons described above. The Company shall have the right to determine the reasonableness of such separate counsel's fees and disbursements. The Company shall have the right to assume and control the defense of any Proceeding, including the engagement of Primary Counsel subject, however, to the terms of the second sentence of this Section VIII(b).

        (c) The foregoing undertakings by the Company shall not inure to the benefit of any party or parties other than the Riebmans, the members of the LRPC, the Voting Trustees or any director or officer of the Company, or any of them, and their heirs and personal representatives.

     IX. Amendment or Recision; Company Actions Exclusively by LRPC; Company Covenants; Bylaw Amendments

        (a) This Agreement may not be amended or rescinded without the written consent of the Riebmans and the Company.

        (b) All actions by the Company contemplated by this Agreement, the VT Agreement and the 1995 Agreement shall be taken on its behalf exclusively by the LRPC which shall have the full authority of the Board for the purposes hereof and thereof. All actions of the LRPC shall require the approval of a majority of the members of the LRPC; provided, however, if at any time there exist less than three (3) members of the LRPC, all actions at such time shall require the unanimous approval of the members of the LRPC. The foregoing shall not excuse the performance by the Company of any obligations which it has undertaken to perform hereunder all of which obligations having been approved by the LRPC, no further approval being required.

        (c) The Company agrees not to issue, or authorize the issuance of, any additional shares of Class B Stock, any options for Class B Stock, or securities exchangeable for or convertible into Class B Stock, during the Initial Term, First Renewal Term, Second Renewal Term, or any extension thereof. The Company further agrees not to change, or authorize the change of, the voting rights relating to the Company's capital stock during the Initial Term, the First Renewal Term, Second Renewal Term or any extension thereof. It is the intention of this Section IX(c) that if this Agreement expires or terminates for a reason other than the Closing of a Qualifying Business Combination included within the Proposal as to which Shareholder Approval has been obtained, the voting power of the Riebmans with respect to the Company shall be restored to no less than what such voting power would have been (i.e. voting control of the Company) had this Agreement and the VT Agreement not been entered into.

        (d) The Board shall: (i) maintain the LRPC in existence during the Initial Term, First Renewal Term, Second Renewal Term or any extension thereof; (ii) not change the present composition of the LRPC except upon the request of the LRPC; and (iii) cause any successor member of the LRPC to be a person who the LRPC considers to be an Independent Director.

        (e) The Bylaws of the Company have been amended on the date hereof so as to effectuate the purposes of this Agreement and the VT Agreement.

     X. Representations and Warranties

        (a) The Company represents and warrants to the Riebmans as follows:

               (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

               (2) The authorized and issued and outstanding capital stock of the Company is as set forth in the recitals hereof. All of the issued and outstanding shares of the capital stock are duly authorized, validly issued, fully paid and nonassessable.

               (3) All corporate actions on the part of the Company, including, without limitation, the approval of this Agreement, the VT Agreement, the Participation Rights Agreement and the 1995 Agreement by the LRPC and the approval thereof by the requisite vote of the Board (the Riebmans having abstained from voting thereon) necessary for the execution and delivery by the Company of this Agreement, the VT Agreement, the Participation Rights Agreement and the 1995 Agreement and the performance by the Company of its obligations hereunder and thereunder, have been duly taken.

               (4) This Agreement, the VT Agreement, the Participation Rights Agreement and the 1995 Agreement each constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with the terms of each.

               (5) The Contingent Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        (b) The Riebmans severally represent and warrant to the Company as follows:

               (1) Each of them is sui juris and of full capacity to make and perform his or her obligations under this Agreement. The execution, delivery and performance by each of them of this Agreement will not violate or constitute a breach of or default under any instrument to which either of them is a party.

               (2) This Agreement constitutes a valid and binding obligation of each of them enforceable in accordance with its terms.

               (3) The Riebmans beneficially own the Riebman Shares.

               (4) The Riebmans have good, valid and indefeasible title to the Riebman Shares, free and clear of all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other agreements, covenants or restrictions.

               (5) Each of them is acquiring the Contingent Shares solely for their own account and in connection with a sale thereof pursuant to a Qualifying Business Combination as contemplated herein and not with a view to the distribution thereof within the meaning of the Securities Act of 1933. Each of them acknowledges that the Contingent Shares will not have been registered under the Securities Act of 1933 or under any applicable state securities law and may not be transferred (assuming the consent required in Section IV(a) hereof has been given) unless they are subsequently so registered or an exemption from such registration is available.

               (6) Each of them acknowledges that each voting trust certificate evidencing a beneficial interest under the VT Agreement will bear a legend as provided therein restricting transferability thereof.

     XI. Notices

        All communications provided for in this Agreement shall be in writing and shall be sent to each party as follows:

        To the Company:
        AEL Industries, Inc.
        305 Richardson Road
        Lansdale, PA 19446
        Attention:  John R. Cox, Esquire
                      General Counsel
        Fax 215-822-6056

        With copies to:

        Mr. Francis J. Dunleavy
        560 Morris Road, Box 208
        Blue Bell, PA 19422
        Fax 215-643-9275

        Frederick R. Einsidler
        99 South Park Avenue, Apt. 109
        Rockville Centre, NY 11570
        Fax 516-536-6505

        Conrad J. Fowler
        826 North Fairway Road
        Glenside, PA 19038
        Fax 215-887-3293

        Leeam Lowin
        21 Fox Run Lane
        Greenwich, CT 06831
        Fax 203-661-6258

             and

        Vincent F. Garrity, Jr., Esquire
        Duane, Morris & Heckscher
        One Liberty Place
        Philadelphia, PA 19103
        Fax 215-979-1020

        To the Riebmans

        Dr. & Mrs. Leon Riebman
        1380 Barrowdale Road
        Rydal, PA 19046
        Fax 215-885-2238 (telephone first)

        With a copy to:

        Abraham H. Frumkin, Esquire
        Eckert Seamans Cherin & Mellott
        1700 Market Street, Suite 3232
        Philadelphia, PA 19103
        Fax 215-575-6015

or to such other address as such party may hereafter specify in writing, and shall be deemed given on the earlier of (a) physical delivery, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Agreement and telephone confirmation of receipt thereof is received (c) three days after mailing by prepaid first class mail and (d) one day after transmittal by prepaid overnight courier.

     XII.  Miscellaneous

        (a) Equitable Relief. In the event of a breach or threatened breach of any provision in this Agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary or permanent injunctive relief without the necessity of proving actual damage by reason of any such breach or threatened breach.

        (b)    Survival of Representations and Warranties; Section VIII
               Obligations

        All representations and warranties contained in this Agreement and the obligations of the Company set forth in Section VIII hereof shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        (c) Binding Effect

        This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and the Riebmans and their respective heirs and personal representatives.

        (d) Governing Law

        This Agreement shall be governed by, and construed and enforced in accordance with the internal law of the Commonwealth of Pennsylvania without giving effect to conflicts of laws.

        (e) Counsel Fees

        The Company agrees to reimburse the Riebmans for the reasonable fees and disbursements (but not in excess of Seventy-Five Thousand Dollars) of their counsel incurred in connection with the negotiation of this Agreement.

        (f) Entire Agreement

        This Agreement (including the VT Agreement, the 1995 Agreement, and the Participation Rights Agreement) supersedes any prior negotiations and understandings and constitutes the entire agreement between the parties with regard to its subject matter. The recitals contained in the Background of this Agreement are an integral part of this Agreement.

        (g)    Counterparts

        This Agreement may be executed in several counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Agreement as of the date first mentioned above.

                              AEL INDUSTRIES, INC.


                             By:/s/ George King


                              /s/ Dr. Leon Riebman
                              Dr. Leon Riebman



                              /s/ Claire E. Riebman
                              Claire E. Riebman